Exhibit 99.1

Doma Enters into Agreement to Go Private at Price of $6.29 Per Share in Cash; Plans to Merge with an industry leader TRG to Create Attractive Scale Opportunities

March 28, 2024

SAN FRANCISCO–(BUSINESS WIRE)–Doma Holdings, Inc. (NYSE: DOMA), a leading force for innovation in the real estate industry, today announced that it has entered into a definitive agreement and plan of merger (the “transaction”) with Title Resources Group (“TRG”), one of the nation’s leading title insurance underwriters, subject to stockholder and regulatory approvals. In the transaction, TRG would acquire all of the outstanding shares of Doma for $6.29 per share of common stock in an all-cash transaction, an approximate premium of 43.0% over Doma’s closing share price on March 27, 2024, and an approximate 33.9% premium over the trailing 30-day volume weighted average closing price ending March 27, 2024.

After the close of the transaction, Doma’s underwriting division, Doma Title Insurance, Inc., and its technology division, expected to be renamed Doma Technology LLC (“Doma TechCo”), are expected to operate as subsidiaries of TRG with Doma TechCo operating on a separately-capitalized basis. Hudson Structured Capital Management Ltd. (conducting its insurance business as HSCM Bermuda or “HSCM”) would maintain an investment in Doma through Doma TechCo. Doma TechCo would continue to have access to underwriting services and continued technology deployment for Doma Title Insurance, Inc.

“Today’s announcement is a win for Doma’s stockholders and for both companies’ employees and customers,” said Max Simkoff, Doma CEO. “This transaction is an important step in the growth and evolution of Doma, further strengthening us as we deploy our market-tested technology for large mortgage market participants.”

“We look forward to partnering with the Doma team and providing excellent underwriting services to Doma’s many strong agents” Scott McCall, president and CEO of TRG, said.

Transaction Approvals and Timing

The transaction, which was unanimously approved by Doma’s Board of Directors, acting on the unanimous recommendation of a special committee of the Board of Directors comprised entirely of independent directors, is expected to close in the second half of 2024, subject to certain closing conditions, including approval by the holders of a majority of Doma’s common stock that are not affiliated with the Lennar Stockholders (as defined below) and certain other persons, and certain insurance regulatory approvals. The transaction is not subject to a financing condition, though is conditioned on the completion of certain specified transactions as contemplated by the merger agreement for the transaction (the “merger agreement”), an investment by Lennar into TRG and the consummation of certain arrangements with HSCM.

LENX ST Investor, LLC and Len FW Investor, LLC (“Lennar” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), representing approximately 25% of the voting power of Doma’s common stock, have signed a voting agreement in support of the transaction, agreeing to vote their shares of Doma’s common stock in favor of the merger agreement and the transaction.

Under the terms of the merger agreement, Doma may solicit alternative acquisition proposals from third parties during a 50-day “go-shop” period following the date of execution of the merger agreement. The Doma Board of Directors will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement and the payment of a break-up fee. There can be no assurances that the “go-shop” will result in a superior proposal. Doma does not intend to disclose developments related to the solicitation process unless it determines such disclosure is appropriate or is otherwise required.

Upon closing of the transaction, Doma will no longer be traded or listed on any public securities exchange.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Doma’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Advisors

Houlihan Lokey Capital, Inc. is acting as financial advisor to the special committee of the Doma Board of Directors and Latham & Watkins is acting as legal counsel for the special committee of the Doma Board of Directors. Davis Polk & Wardwell LLP is acting as Doma’s legal counsel and Mayer Brown LLP is acting as Doma’s insurance regulatory counsel. Willkie Farr & Gallagher LLP is acting as legal counsel to TRG. Morrison Foerster LLP is acting as legal counsel to the Lennar Stockholders.

About Doma Holdings, Inc.

Doma is a real estate technology company that is innovating a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.

About Title Resources Group (TRG)

Title Resources Group—the underwriter built for the real estate industry—is one of the nation’s largest title insurance underwriters, according to the American Land Title Association’s 2023 market share data. TRG serves title insurance agents in 38 states and the District of Columbia. Since its inception, in 1984 the company has consistently operated profitably without a net operating loss in any fiscal year. With a mission to provide knowledgeable and responsive underwriting solutions, TRG is dedicated to growing lifelong relationships and maintaining quality through integrity and financial stability. For more information, please visit www.TRGUW.com.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Doma and affiliates of TRG. A stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. Doma expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Doma and will contain important information about the proposed transaction and related matters. Doma, certain of its affiliates and certain affiliates of TRG intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. INVESTORS OF DOMA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Doma with the SEC at the SEC’s website at www.sec.gov, at Doma’s website at https://investor.doma.com/financial-information/sec-filings.

Participants in the Solicitation

Doma and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Doma’s stockholders in connection with the proposed transaction will be set forth in Doma’s definitive proxy statement for its stockholder meeting.  Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Doma’s current expectations and projections about future events, including the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Doma and TRG, all of which are subject to change. All statements, other than statements of present or historical fact included in this communication, about our plans, strategies and prospects, both business and financial, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. Moreover, the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and Doma undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Doma’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Doma to pay a termination fee; (vi) Doma’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm Doma’s business, including current plans and operations; (x) the ability of Doma to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting Doma’s business; (xiii) general economic, technology, residential housing and market developments and conditions, including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues; (xiv) the evolving legal, regulatory and tax regimes under which Doma operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Doma’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact Doma’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Doma’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Doma’s financial condition, results of operations, or liquidity. Doma does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Investor Contact: Dave DeHorn | Chief Strategy Officer and Interim Head of Investor Relations for Doma | ir@doma.com

SOURCE Doma Holdings, Inc.